INSTRUCTION FORM
FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES.

INSTRUCTIONS FOR TENDER OF SHARES OF LIBERTY BANCORP, INC.

Please tender to Liberty Bancorp, Inc. ("Liberty Bancorp"), on (our) (my) behalf, the number of shares indicated below, which are beneficially owned by (us) (me) and registered in your name, upon the terms and subject to the conditions contained in the Offer to Purchase of Liberty Bancorp dated October 13, 2009, and the related Letter of Transmittal, the receipt of both of which is acknowledged.

The undersigned hereby instruct(s) you to tender to Liberty Bancorp the number of shares, at the price of $15.00 per share, pursuant to the terms and subject to the conditions of the Offer to Purchase, dated October 13, 2009, and the related Letter of Transmittal.

Aggregate number of shares to be tendered by you for (us) (me): ____________________ shares

ODD LOT SHAREHOLDER REPRESENTATION

☐ I was the beneficial owner as of the close of business on September 22, 2009, and continue to be the beneficial owner as of the expiration date, of an aggregate of 99 or fewer shares, all of which are being tendered.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THE BOARD OF DIRECTORS OF LIBERTY BANCORP, INC. HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER LIBERTY BANCORP NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER SHARES. DIRECTORS, OFFICERS AND EMPLOYEES OF LIBERTY BANCORP WHO OWNED 99 OR FEWER SHARES AS OF SEPTEMBER 22, 2009 MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER SHAREHOLDERS. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES.

Signature(s): ____

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Address: (Including Zip Code)

Name(s): ____
(Please Print) (Please Print)

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Area Code and Telephone Number

Date: ______________________________

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(Employer Identification or Social Security Number)

IMPORTANT: SHAREHOLDERS ARE ENCOURAGED TO RETURN A COMPLETED FORM W-9 WITH THEIR INSTRUCTION FORM.